Exhibit  99.1

Bruker Corporation Reports First Quarter 2011 Financial Results

BILLERICA, Mass., April 28, 2011 (BUSINESS WIRE)  — Bruker Corporation (NASDAQ: BRKR) today reported financial results for the first quarter ended March 31, 2011.

First Quarter 2011 Highlights

•                  Revenue increased 29% year-over-year to $357.0 million, or by 26% on a currency-adjusted basis

•                  Adjusted operating income increased by 27% year-over-year to $37.6 million

•                  Adjusted EPS increased by $0.03 year-over-over to $0.14

•                  New order bookings increased more than 40% year-over-year, with organic bookings growth of greater than 20% year-over-year

•                  Moved GC business in The Netherlands to new Bruker factory in January 2011

•                  Moved GC-MS business in California to new Bruker factory in early April 2011

•                  Introduced more than 16 new products at Pittcon 2011 and other conferences

•                  Closed acquisition of Bruker’s new radiation detection business in January 2011

•                  Closed acquisition of Michrom liquid chromatography and ion source technology company on April 1, 2011

Financial Results

In the first quarter of 2011, GAAP revenue was $357.0 million, an increase of 29% compared to revenue of $277.7 million in the first quarter of 2010.  Excluding the effects of foreign currency translation, first quarter revenue increased by 26% year-over-year.  Adjusted operating income in the first quarter of 2011 was $37.6 million, compared to $29.5 million in the first quarter of 2010, an increase of 27%.

GAAP net income in the first quarter of 2011 was $11.3 million, or $0.07 per diluted share, compared to GAAP net income of $16.1 million, or $0.10 per diluted share, in the first quarter of 2010.  Included in Bruker’s first quarter 2011 GAAP net income were acquisition related inventory step-ups and other acquisition costs of $6.3 million, non-cash amortization of $3.7 million and stock-based compensation charges of $1.5 million.  Adjusted net income in the first quarter of 2011 was $22.8 million, or $0.14 per diluted share, compared to adjusted net income of $18.3 million, or $0.11 per diluted share, in the first quarter of 2010.

Bruker Scientific Instruments (BSI) Segment

In the first quarter of 2011, BSI revenue was $335.8 million, an increase of 29% compared to revenue of $260.3 million in the first quarter of 2010.  Excluding the effects of foreign currency translation, BSI revenue in the first quarter increased by 27% year-over-year.  Adjusted operating income for BSI increased by 31% in the first quarter of 2011, with an adjusted operating margin of 11.7%, compared to 11.6% in the first quarter of 2010.  Adjusted EPS for the BSI segment in the first quarter of 2011 was $0.16 per diluted share, compared to $0.11 per diluted share in the first quarter of 2010.

Bruker Energy & Supercon Technologies (BEST) Segment

In the first quarter of 2011, BEST revenue was $24.0 million, an increase of 16% compared to revenue of $20.7 million in the first quarter of 2010.  Excluding the effects of foreign currency translation, BEST revenue in the first quarter increased by 17% year-over-year.  In the first quarter of 2011, BEST had an adjusted operating loss of ($0.5) million, compared to an adjusted operating loss of ($0.3) million in the first quarter of 2010.  Adjusted net loss per diluted share for the BEST segment in the first quarter of 2011 was ($0.01), compared to ($0.00) in the first quarter of 2010.

Comment and Outlook

Frank Laukien, Bruker’s President and CEO, commented: “We are pleased with our first quarter 2011 results, as we delivered solid growth in revenue, adjusted operating margins and earnings year-over-year.  Overall our end markets are healthy, and with our 2010 and recent new product introductions and strategic acquisitions, we have further diversified our end markets.  As a result, our first quarter 2011 new order bookings have increased by more than 40% over the first quarter of 2010, and we ended the first quarter of 2011 with a new record in backlog.  Bruker is very well positioned to continue executing its strategy of rapid, profitable growth and high return on invested capital.”

Brian Monahan, Chief Financial Officer of Bruker Corporation, added: “During the first quarter of 2011, we accelerated our strategic investments in research and development, as well as in marketing and sales for our new Chemical & Applied Markets (CAM) division.  These investments were predominantly in countries where we were not able to tax-benefit these losses, putting pressure on our first quarter 2011 tax rate.  The high GAAP tax rate, combined with foreign exchange losses, negatively affected our EPS by approximately $0.03 in the first quarter of 2011.  As a result of our strong revenue, bookings and adjusted operating income momentum, and expected improved tax rate for the remainder of 2011, we confirm our financial goals for the full year 2011.”

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted EPS, adjusted operating income and adjusted operating margin, which exclude acquisition-related and restructuring and other charges. We exclude the above items because they are outside our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We believe that the use of non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts.

For example:

We exclude certain acquisition-related charges or credits and associated tax effects, including charges for the sale of inventories revalued at the date of acquisition, significant transaction costs such as legal fees and credits associated with bargain purchases. We exclude these costs because we do not believe they are indicative of our normal operating costs.

We exclude charges and tax effects associated with restructuring and business divestiture activities, such as reducing overhead and consolidating facilities. We believe that the costs related to these restructuring and business divestiture activities are not indicative of our normal operating costs.

We exclude the expense and tax effects associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 3 to 10 years.  We also exclude charges for non-cash stock-based compensation.  Exclusion of these non-cash expenses allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

We exclude certain gains/losses associated with significant tax audits or events which cannot be expected to occur with regularity or predictability and that we believe are not indicative of typical gains and losses.

Bruker’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors.  Such measures are also used by management in their financial and operating decision-making and for compensation purposes.

The non-GAAP financial measures of Bruker’s results of operations included in this press release are not meant to be considered superior to or a substitute for Bruker’s results of operations prepared in accordance with GAAP.  Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

EARNINGS CONFERENCE CALL

Bruker Corporation will host an operator-assisted earnings conference call at 9:00 a.m. Eastern Daylight Time on Thursday, April 28, 2011.  To listen to the webcast, investors can go to http://ir.bruker.com and click on the live web broadcast symbol.  The webcast will be available through the Company web site for 30 days.  Investors can also listen and participate on the telephone in the US and Canada by calling 800-688-0796, or +1-617-614-4070 outside the US and Canada.  Investors should refer to the Bruker Earnings Call.

A telephone replay of the conference call will be available one hour after the conference call by dialing 888-286-8010 in the US and Canada, or +1-617-801-6888 outside the US and Canada, and then entering replay pass code 83821504.  For more information, please visit http://ir.bruker.com

CAUTIONARY STATEMENT OF BRUKER CORPORATION

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, changes in governmental regulations, realization of anticipated benefits from economic stimulus programs, intellectual property rights, litigation, and exposure to foreign currency fluctuations and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2010, our most recent quarterly reports on Form 10-Q and our current reports on Form 8-K. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

CAUTIONARY STATEMENT OF BEST

This press release contains forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “continue” or other similar words.

These forward-looking statements are predictions, not guarantees. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to materially differ from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those projected, include, but are not limited to, the integration of businesses we have acquired or may acquire in the future, changing technologies, product development, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, changes in governmental regulations, intellectual property rights, litigation, and exposure to foreign currency fluctuations. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as guarantees of future events.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months Ended
	March 31,
(in millions, except per share amounts)	2011	2010
Revenues	$357.0	$277.7
Cost of revenues	191.9	151.4
Gross profit	165.1	126.3

Operating Expenses:
Selling, general and administrative	88.7	65.6
Research and development	44.7	32.8
Amortization of acquisition-related intangible assets	3.9	0.5
Other charges, net	2.1	0.5
Total operating expenses	139.4	99.4

Operating income	25.7	26.9

Interest and other income (expense), net	(5.0)	(0.3)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	20.7	26.6
Income tax provision	9.0	10.6

Consolidated net income	11.7	16.0
Net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	0.4	(0.1)
Net income attributable to Bruker Corporation	$11.3	$16.1

Net income per common share attributable to Bruker Corporation shareholders:
Basic and diluted	$0.07	$0.10

Weighted average common shares outstanding:
Basic	165.1	164.1
Diluted	166.7	165.6

Reconciliation of adjusted operating income, net income and earnings per share for the three months ended March 31, 2011 and 2010 (unaudited) (a) (b)

	Three Months Ended
	March 31,
(in millions, except per share amounts)	2011	2010
Reconciliation of Adjusted Operating Income
GAAP operating income (a)	$25.7	$26.9
Cost of revenues charges/(credits) (c)	4.1	—
Stock-based compensation expense (d)	1.8	1.6
Amortization of acquisition-related intangible assets (d)	3.9	0.5
Other charges (e)	2.1	0.5
Adjusted operating income	$37.6	$29.5
Adjusted operating margins	10.5%	10.6%

Reconciliation of Adjusted Net Income
GAAP net income (a)	$11.3	$16.1
Cost of revenues charges/(credits) (c)	4.1	—
Stock-based compensation expense (d)	1.5	1.3
Amortization of acquisition-related intangible assets (d)	3.7	0.4
Other charges (e)	2.2	0.5
Adjusted net income	$22.8	$18.3

Reconciliation of Adjusted Earnings Per Share
GAAP earnings per share (a)	$0.07	$0.10
Cost of revenues charges/(credits) (c)	0.03	—
Stock-based compensation expense (d)	0.01	0.01
Amortization of acquisition-related intangible assets (d)	0.02	—
Other charges (e)	0.01	—
Adjusted earnings per share	$0.14	$0.11

(a)	“GAAP” (reported) results were determined in accordance with U.S. generally accepted accounting principles (GAAP)

(b)

Adjusted results are non-GAAP measures and for income measures exclude certain charges to cost of revenues (see note c for details); amortization of acquisition-related intangible assets and stock-based compensation (see note d for details); restructuring and other charges (see note e for details); and the tax consequences of the preceding items

(c)	Reported results in 2011 include charges for the sale of inventories revalued at the date of acquisition.

(d)	Reported results in 2011 and 2010 include non-cash charges for the amortization of acquisition-related intangible assets and stock-based compensation

(e)

Reported results within other charges in 2011 include $2.2 million of various costs incurred in connection with acquisitions and in 2010 other charges include $0.5 million related to acquisitions and restructuring charges.

The charges described in notes c, d and e have been tax effected using enacted tax rates in the jurisdiction in which the charge was recorded.

Reconciliation of BSI and BEST reportable segments to the consolidated results of Bruker Corporation for the three months ended March 31, 2011 and 2010 (unaudited) (a) (b)

		Bruker
	Bruker	Energy &	Corporate,	Consolidated
Segment Data	Scientific	Supercon	Adjustments	Bruker
(in millions, except per share amounts)	Instruments	Technologies	& Eliminations	Corporation
Three Months Ended March 31, 2011:
Revenue	$335.8	$24.0	$(2.8)	$357.0

Gross profit - GAAP	$161.5	$4.9	$(1.3)	$165.1
Cost of revenues charges (c)	4.1	—	—	4.1
Stock-based compensation expense (d)	0.3	—	—	0.3
Gross profit - adjusted	$165.9	$4.9	$(1.3)	$169.5
Gross profit margin - adjusted	49.4%	20.4%		47.5%

Operating income (loss) - GAAP	$27.7	$(0.7)	$(1.3)	$25.7
Cost of revenues charges (c)	4.1	—	—	4.1
Stock-based compensation expense (d)	1.7	0.1	—	1.8
Amortization of acquisition-related intangible assets (d)	3.8	0.1	—	3.9
Other charges (e)	2.1	—	—	2.1
Operating income (loss) - adjusted	$39.4	$(0.5)	$(1.3)	$37.6
Operating margin - adjusted	11.7%	(2.1)%		10.5%

Net income (loss) attributable to Bruker Corporation - GAAP	$14.1	$(1.8)	$(1.0)	$11.3
Cost of revenues charges (c)	4.1	—	—	4.1
Stock-based compensation expense (d)	1.4	0.1	—	1.5
Amortization of acquisition-related intangible assets (d)	3.6	0.1	—	3.7
Other charges (e)	2.2	—	—	2.2
Net income (loss) attributable to Bruker Corporation - adjusted	$25.4	$(1.6)	$(1.0)	$22.8

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.09	$(0.01)	$(0.01)	$0.07
Cost of revenues charges (c)	0.03	—	—	0.03
Stock-based compensation expense (d)	0.01	—	—	0.01
Amortization of acquisition-related intangible assets (d)	0.02	—	—	0.02
Other charges (e)	0.01	—	—	0.01
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted	$0.16	$(0.01)	$(0.01)	$0.14

Weighted average shares outstanding:	166.7	165.1	165.1	166.7

Three Months Ended March 31, 2010:

Revenue	$260.3	$20.7	$(3.3)	$277.7

Gross profit - GAAP	$122.5	$4.1	$(0.3)	$126.3
Stock-based compensation expense (d)	0.2	—	—	0.2
Gross profit - adjusted	$122.7	$4.1	$(0.3)	$126.5
Gross profit margin - adjusted	47.1%	19.8%		45.6%

Operating income (loss) - GAAP	$27.7	$(0.5)	$(0.3)	$26.9
Stock-based compensation expense (d)	1.5	0.1	—	1.6
Amortization of acquisition-related intangible assets (d)	0.4	0.1	—	0.5
Other charges, net (e)	0.5	—	—	0.5
Operating income (loss) - adjusted	$30.1	$(0.3)	$(0.3)	$29.5
Operating margin - adjusted	11.6%	(1.4)%		10.6%

Net income (loss) attributable to Bruker Corporation - GAAP	$17.2	$(0.8)	$(0.3)	$16.1
Stock-based compensation expense (d)	1.2	0.1	—	1.3
Amortization of acquisition-related intangible assets (d)	0.3	0.1	—	0.4
Other charges, net (e)	0.5	—	—	0.5
Net income (loss) attributable to Bruker Corporation - adjusted	$19.2	$(0.6)	$(0.3)	$18.3

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.10	$(0.00)	$(0.00)	$0.10
Stock-based compensation expense (d)	0.01	—	—	0.01
Amortization of acquisition-related intangible assets (d)	—	—	—	—
Other charges, net (e)	—	—	—	—
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted	$0.11	$(0.00)	$(0.00)	$0.11

Weighted average shares outstanding:	165.6	164.1	164.1	165.6

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	March 31,	December 31,
(in millions)	2011	2010

ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$196.3	$233.3
Accounts receivable, net	250.5	232.9
Inventories	571.6	511.0
Other current assets	97.4	73.9
Total current assets	1,115.8	1,051.1

Property, plant and equipment, net	246.8	233.7
Intangible and other long-term assets	261.3	265.0

Total assets	$1,623.9	$1,549.8

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings, including current portion of long-term debt	$216.4	$214.4
Accounts payable	81.0	64.0
Customer advances	264.0	242.2
Other current liabilities	309.9	310.9
Total current liabilities	871.3	831.5

Long-term debt	79.0	86.6
Other long-term liabilities	102.1	104.3

Total shareholders’ equity	571.5	527.4

Total liabilities and shareholders’ equity	$1,623.9	$1,549.8

FOR FURTHER INFORMATION:	Stacey Desrochers, Director of Investor Relations
Tel: +1 (978) 663-3660, ext. 1115
Email: stacey.desrochers@bruker.com